UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Integral Vision, Inc

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
PURPOSE OF THE MEETING
VOTING
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
STOCK OPTION PLAN
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS
OTHER BUSINESS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Integral Vision, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Integral Vision, Inc., a Michigan corporation, will be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan 48335, on Thursday, May 6, 2004, at 4:00 p.m. local time for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

1.	To elect five Directors;

2.	To amend the articles of incorporation of the Company to increase the authorized common stock from 25,000,000 to 31,000,000;

3.	To approve a new stock option plan authorizing shares on which qualified and nonqualified options may be granted in the amount of 1,000,000 shares of common stock of the Company; and

4.	To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 26, 2004. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting.

By Order of the Board of Directors

Max A. Coon
Secretary

Farmington Hills, Michigan
April 7, 2004

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integral Vision, Inc. (the Company) for use at the Annual Meeting of Shareholders of the Company to be held on May 6, 2004 at 4:00 p.m., or any adjournments thereof. This Proxy Statement is being mailed on or about April 7, 2004 to all holders of record of common stock of the Company as of the close of business on March 26, 2004.

PURPOSE OF THE MEETING

     The purpose of this Annual Meeting of Shareholders shall be to elect Directors, to amend the Company’s articles of incorporation, to adopt a new stock option plan and to transact such other business as may properly come before the meeting.

VOTING

     Common Stock with no par value is the only voting stock of the Company. Holders of record at the close of business on March 26, 2004 are entitled to one (1) vote for each share held. As of March 26, 2004, the Company had 13,018,901 shares outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights with respect to the election of Directors.

     All shares represented by proxies shall be voted “FOR” each of the matters recommended by management unless the Shareholder, or his duly authorized representative, specifies otherwise or unless the proxy is revoked. Any Shareholder who executes the proxy referred to in this statement may revoke it before it is exercised, provided written notice of such revocation is received at the office of the Company in Farmington Hills, Michigan at least twenty-four (24) hours before the commencement of the meeting, or provided the grantor of the proxy is present at the meeting and, having been recognized by the presiding officer, announces such revocation in open meeting. All Shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon and return it to the Company.

     Directors are elected by plurality vote, meaning that the five persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Most corporate governance actions other than elections of directors are approved by a majority of the votes cast. Although state law and the articles of incorporation and bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

ELECTION OF DIRECTORS

     It is the intention of the persons named in the proxy to vote for election of the following nominees to the Board of Directors to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unavailable, which is not anticipated, the shares may, in the discretion of the proxy holders, be voted for the election of such persons as the Board of Directors may submit. Directors are elected for a term of one (1) year and until their successors are elected and qualified. Although the Company’s Board of Directors is currently composed of five members, the bylaws of the Company allow for up to nine directors. In the event qualified individuals are identified after the Annual Meeting of Shareholders, up to four additional directors could be appointed at such later date by the Board.

     The following information is furnished concerning the nominees, all of whom have been nominated by the Board of Directors and are presently Directors of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Director Since
Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	69	1978

Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	63	1978

Samuel O. Mallory	Director of Integral Vision, Inc.; Investor	71	2001

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.; Director, Treasurer and Vice President of Finance of Maxco, Inc.	55	1978

William B. Wallace	Director of Integral Vision, Inc.; Senior Managing Director of Equity Partners, Ltd., a Farmington Hills, Michigan based private investment banking firm	59	1990

     All of the foregoing Directors and nominees have been engaged in the principal occupation specified for the previous five years.

     Messrs. Coon, Drake and Shunsky are also Directors of Maxco, Inc., the common stock of which is traded on the Nasdaq Stock Market.

     During the year ended December 31, 2003, there were a total of two meetings of the Board of Directors. Max A. Coon was the only nominee who attended fewer than 75% of the meetings held during the period.

     The board of directors has established a Compensation Committee whose members are Max A. Coon and Vincent Shunsky. The Compensation Committee is responsible for establishing compensation for the Company’s Chief Executive Officer, approving executive compensation levels of all other executives and authorizing the levels and timing of bonus payments. In addition, this committee is responsible for administering the Company’s Stock Option Plans, including designating the recipients and terms of specific option grants. The Compensation Committee met two times during the year ended December 31, 2003 to establish compensation criteria and levels and to grant options.

Director Nominations

     The Company does not have a standing nominating committee. Because of the small size of the Company and the technical nature of the industry in which the Company operates, the board believes it is appropriate for the duties of identifying nominees for election to the board of directors to be performed by the full board, whose members are identified above. No charter has been adopted for the nominating committee. Because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the board of directors performing duties regarding the nomination of director candidates. Nevertheless, two members of the board of directors are independent as defined in the listing standards of the Nasdaq Stock Market.

     The board of directors will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the board of directors must send a written notice by mail, c/o Investor Relations, Integral Vision, Inc., 38700 Grand River Avenue, Farmington Hills, Michigan 48335, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the common stock of the Company beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.

     The board of directors will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The board of directors believes that a nominee recommended for a position on the Company’s board of directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For a new potential board member, the board of directors will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the board of directors include:

•	Personal integrity and high ethical character;

•	Professional excellence;

•	Accountability and responsiveness;

•	Absence of conflicts of interest;

•	Fresh intellectual perspectives and ideas; and

•	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

     The Company did not receive, by December 26, 2003, any recommended nominee from any shareholder.

Audit Committee and Committee Report.

     The board of directors has adopted a Charter to govern the operations of its Audit Committee. A copy of the Charter was included as an exhibit to the Company’s proxy statement for the year ended December 31, 2000. The Charter requires that the Audit Committee shall be comprised of at least two directors, each of whom is independent of management and the Company. As stated above, because the common stock of the Company is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the Nasdaq Stock Market regarding the independence of the members of the Audit Committee. However the Charter requires that each member of the Audit Committee be independent as defined in the listing standards of the Nasdaq Stock Market.

     For the year ended December 31, 2003 the board of directors appointed an Audit Committee whose members were William B. Wallace, Craig A. Black and Samuel O. Mallory. However, Mr. Black subsequently resigned from the Company’s board of directors due to time constraints. It is the opinion of the board of directors that the members of the Audit Committee are each independent under the above definition. In addition, the board of directors has determined that William B. Wallace meets the definition of a “financial expert” as defined in Item 401(h) of regulation S-K (17 CFR Section

299.401(h)). The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held four meetings during the year ended December 31, 2003.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

William B. Wallace
Samuel O. Mallory

Director Compensation

     Mr. Wallace earns $200 per meeting and $800 per month for his responsibilities as the Audit Committee Chairperson.

Communication With the Board of Directors

     Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communication to the directors c/o the Chairman of the Board, 38700 Grand River Avenue, Farmington Hills, Michigan 48335. All such communications will be reviewed by the Chairman, or his designate, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products and services, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Chairman, or his designate.

     The Chairman shall maintain and provide copies of all such communications received and determined to be forwarded, to the Board of Directors in advance of each of its meetings. In addition, the Chairman will indicate to the board the general nature of communications that were not determined to be forwarded and such communications will be held until each board meeting to be reviewed by any interested director.

     The Company has a policy and practice of requiring all directors standing for election at an annual meeting of Shareholders to attend such meeting. All of the Company’s directors attended the Company’s annual meeting of its Shareholders held on May 28, 2003.

EXECUTIVE OFFICERS

     The following table sets forth information concerning the Executive Officers of the Company.

	Present Position with the
	Company and Principal		Served as
Name	Occupation	Age	Officer Since
Charles J. Drake	Chairman of the Board and Chief Executive Officer of Integral Vision, Inc.	63	1978

Mark R. Doede	President, Chief Operating Officer and Chief Financial Officer of Integral Vision, Inc.	46	1989

Arthur D. Harmala	Vice President of Marketing of Integral Vision, Inc.	60	1995

Andrew Blowers	Chief Technical Officer of Integral Vision, Inc.	36	2002

Mark A. Michniewicz	Vice President of Engineering of Integral Vision, Inc.	36	2002

Max A. Coon	Secretary and Vice Chairman of the Board of Integral Vision, Inc.; President and Chairman of the Board of Maxco, Inc.	69	1978

Vincent Shunsky	Treasurer and Director of Integral Vision, Inc.; Treasurer, Vice President of Finance and Director of Maxco, Inc.	55	1978

     All of the foregoing officers of the Company have been engaged in the principal occupations specified above for the previous five years except as follows:

     Mark R. Doede was appointed as President and Chief Operating Officer of the Company in February 1998 and was appointed Chief Financial Officer in September 2002. Prior to that time, Mr. Doede served as Vice President and Chief Operating Officer of the Welding Products Division of the Company since 1996 and served the Company in various other capacities since 1980.

     Andrew Blowers was appointed as Chief Technical Officer in May 2002. Prior to that time, Mr. Blowers served as Manager of Advance Product Development for the Company since 1998 and as an Application Engineer from 1996 to 1998.

     Mark A. Michniewicz was appointed as Vice President of Engineering in May 2002. Prior to that time, Mr. Michniewicz served as Director of Engineering since 2000, Manager of Optical/Mechanical Engineering from January 2000 to May 2000 and Optical/Mechanical Engineer from 1994 to 2000.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee of the Board of Directors (the “Committee”) consists of Max A. Coon and Vincent Shunsky. Messrs. Coon and Shunsky, although officers of the Company, are also officers and directors of Maxco, Inc., are paid by Maxco, Inc. and receive no compensation from the Company. Mr. Charles J. Drake, the Company’s Chief Executive Officer, is a director of Maxco, Inc.

Overview and Philosophy

          The Committee is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

          The objectives of the Company’s executive compensation program are to:

-	Support the achievement of desired Company performance.

-	Provide compensation that will attract and retain superior talent and reward performance.

-	Align the executive officers’ interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance, and through the granting of stock options.

          The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation where, in its judgment, external, internal or an individual’s circumstances warrant it.

Executive Officer Compensation Program

          The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

          Due to the Company’s circumstances, base salary levels for the Company’s executive officers were unchanged from the prior year.

Stock Option Program

          The stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company’s common stock.

          In June 1999 a stock option plan allowing the issuance of options on up to 500,000 shares of the Company’s common stock was approved by the Shareholders. This stock option plan provides for the grant of both options intended to qualify as “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code, as amended, and nonstatutory stock options which do not qualify for such treatment.

          The stock option plan authorizes a committee of directors to award executive and key employee stock options, as well as options to directors and nonemployees who are in a position to materially benefit the Company. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten-year terms and can have exercise restrictions established by the committee.

          A stock option plan authorizing options on 500,000 shares of common stock of the Company on substantially the same terms was approved by the Shareholders in 1995.

Deferred Compensation

          Effective July 1, 1986, the Company adopted a 401(k) Employee Savings Plan. The 401(k) is a “cash or deferred” plan under which employees may elect to contribute a certain portion of their compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 20% of the employees’ contributions of up to 6% of their compensation. In addition, the Company may make a profit sharing contribution at the discretion of the Board. All full time employees of the Company who have completed six months of service are eligible to participate in the plan. Participants are immediately 100% vested in all contributions. The plan does not contain an established termination date and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

          The Company provides medical benefits to the executive officers that are generally available to Company employees. In addition, executive officers may be provided with other benefits, such as life insurance and automobiles. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for any executive officer for fiscal 2003.

Chief Executive Officer

          Charles J. Drake has served as the Company’s Chief Executive Officer since 1978. His base salary for the 2003 year was $160,000. No bonus was paid to Mr. Drake for 2003. Due to the Company’s circumstances, Mr. Drake’s salary was unchanged from the prior year.

The Compensation Committee

Max A. Coon
Vincent Shunsky

Summary Compensation Table

          The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and to the other executive officers whose compensation for the 2003 year exceeded $100,000:

		Annual			Long Term
		Compensation			Compensation
						All Other
Name and		Salary		Bonus	Options	Comp[1]
Principal Position	Year	($)		($)	(#)	($)
Charles J. Drake	2003	160,000		0	0	0
Chief Executive Officer	2002	160,000		0	0	0
	2001	160,000		0	0	156,000 [2]
Mark R. Doede	2003	120,000		0	40,000	0
President and	2002	120,000	[3]	0	50,000	0
Chief Operating Officer	2001	120,000	[5]	0	100,000	100,000 [4]

		Annual		Long Term
		Compensation		Compensation
					All Other
Name and		Salary	Bonus	Options	Comp[1]
Principal Position	Year	($)	($)	(#)	($)
Arthur D. Harmala	2003	94,585	0	40,000	1,077
Vice President of Marketing	2002	100,000 [6]	0	50,000	1,109
	2001	100,000	0	40,000	1,200
Andrew Blowers	2003	90,000	60,000	40,000	1,800
Chief Technical Officer	2002	90,000	41,000	55,000	1,568
	2001	80,354	0	30,000	1,853
Mark A. Michniewicz	2003	97,750	0	25,000	1,173
Vice President of Engineering	2002	97,750	0	55,000	1,268
	2001	105,269	13,000	30,000	1,263

(1) Unless otherwise indicated, compensation in this category represents the Company’s 20% match of employee deferrals of currently earned income into the 401(k) Employee Savings Plan.

(2) Includes $100,000 in forgiveness of a portion of a note owed to the Company and $56,000 representing the fair market value of 400,000 shares of the Company’s unregistered common stock awarded to Mr. Drake.

(3) $49,070 of Mr. Doede’s compensation was deferred as of December 31, 2002.

(4) Represents $100,000 in forgiveness of a portion of a note owed to the Company.

(5) $92,769 of Mr. Doede’s compensation was deferred until February 2002.

(6) $18,654 of Mr. Harmala’s compensation was deferred as of December 31, 2002.

Options

          The following table summarizes option grants during 2003 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options at assumed rates of appreciation.

Option Grants During 2003

				Potential Realizable Value
				at Assumed Annual Rates of Stock Price
	Individual Grants			Appreciation for Option Term
		% of Total
	Options Granted	Options Granted to Employees in	Exercise or Base Price	Expiration
Name	(#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Charles J. Drake	— [1]	—	—	—	—	—
Mark R. Doede	40,000	22.2%	$0.15	05-07-13	9,773	15,562
Arthur D. Harmala	40,000	22.2%	$0.16	05-16-13	10,425	16,600
Andrew Blowers	40,000	22.2%	$0.15	05-07-13	9,773	15,562
Mark A. Michniewicz	25,000	13.9%	$0.15	05-07-13	6,108	9,727

(1)	Mr. Drake relinquished options to purchase 156,000 shares to permit options to be granted to other employees.

\

               The following table summarizes the value of the options held by the executive officers named in the Summary Compensation Table above as of December 31, 2003. No options were exercised by such persons during 2003.

Year End Option Values

Value of
	Number of	Unexercised
	Unexercised	In-the-Money
	Options at	Options at
	FY-End	FY-End
	Exercisable/	Exercisable/
Name	Unexercisable	Unexercisable
Charles J. Drake	0/0 [1]	$0/0
Mark R. Doede	268,000/40,000	$28,000/8,400
Arthur D. Harmala	153,000/40,000	$21,800/8,000
Andrew Blowers	100,000/40,000	$20,900/8,400
Mark A. Michniewicz	110,000/25,000	$20,900/5,250

(1) In May 2003, Mr. Drake relinquished the options to acquire 100,000 shares, which would have become exercisable at $1.07 and 56,000 of the remaining options, which would have become exercisable at $6.

Certain Relationships and Related Transactions

          At June 30, 2002, Mr. Drake had received other short-term advances from the Company of approximately $83,000. This debt was incurred by Mr. Drake in order to satisfy certain personal obligations and was evidenced by a note bearing interest at 5.5% per annum with a December 31, 2002 maturity date. At December 31, 2002, approximately $30,000 was still outstanding on the note. In March 2003, this debt obligation, including accrued interest, was paid in full. Mr. Drake received no new advances from the Company subsequent to June 30, 2002.

          Mr. Doede has voluntarily deferred approximately $14,000 of his wages.

          Mr. Harmala has voluntarily deferred approximately $19,000 of his wages.

          Maxco, Inc., the Company’s principal shareholder, advanced the Company $138,855 in 2001 to permit the Company to meet its obligations. This loan is evidenced by a written document and provides for interest at the rate of prime plus 0.5%. The Company believes that the terms of this transaction are at least as favorable as it could obtain from outside sources.

          Max A. Coon, Secretary and Vice Chairman of the Board of Integral Vision, advanced the Company $70,000 to address short-term capital needs. The advance from Mr. Coon was repaid in 2003.

          Certain of the Company’s officers and directors and shareholders holding 5% or greater interest in the Company are participants in the Company’s Note and Warrant Purchase Agreement, as amended by the Fourth Amended Note and Warrant Purchase Agreement dated March 5, 2004. These parties have loaned money to the Company in the amounts indicated below in return for promissory notes with interest at 10% (8% for Class 3 Notes issued after March 5, 2004 and warrants to purchase the Company’s common stock for prices set by the Board of Directors based on the market price for the Company’s stock at the date of issuance and ranging from $0.25 to $0.80 per share. Class 3 Notes are convertible into the Company’s common stock at prices set at a discount to the market at the date of issuance and ranging from $0.75 to $1.25. The terms of the transactions with the parties named below are the same as the other participants in the Agreement and the Company believes that they are as favorable as could be obtained from outside sources.

Name	Amount of Participation
Maxco, Inc.	$120,000
Max A. Coon	90,000	[1]
Charles J. Drake	560,000
J.N. Hunter	890,000	[2]
John R. Kiely	1,107,000	[3]
P. Robert Klonoff	435,000	[4]

(1)	Includes $50,000 held by Mr. Coon as custodian under the Uniform Transfers to Minors Act.

(2)	Includes $50,000 for a corporation of which Mr. Hunter and his spouse are sole shareholders and $790,000 for the corporation’s profit sharing plan of which Mr. Hunter and his spouse are sole trustees.

(3)	Includes $595 for a trust of which Mr. Kiely is sole trustee.

(4)	Includes $130,000 for a trust of which Mr. Klonoff is sole trustee and $155,000 for a relative for which Mr. Klonoff holds power of attorney.

Compliance with Reporting Requirements

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers or beneficial owners of over 10% of any class of the Company’s equity securities to file certain reports regarding their ownership of the Company’s securities or any changes in such ownership. Mark Michniewicz failed to file a Form 4 on a timely basis to report a transaction during the year ended December 31, 2003. Such Form has since been filed.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the cumulative total return on the Dow Jones Industrial Technology Index (1) and the Russell 2000 Index (2) over the same period, assuming the investment of $100 in the Company’s Common Stock, the Industrial Technology Index and the Russell 2000 Index on December 31, 1998, and reinvestment of all dividends.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
INTEGRAL VISION, INC.	100.00	188.89	41.69	8.89	8.00	31.56
RUSSELL 2000	100.00	121.26	117.59	120.52	95.83	141.11
DOW JONES US ADVANCED INDUSTRIAL EQUIPMENT	100.00	171.17	142.76	76.30	52.59	79.04

(1)	The Dow Jones Industrial Technology Index is composed of companies whose technology and high-tech products are primarily directed toward industrial production and/or quality control.

(2)	The Russell 2000 Index is composed of the 2,000 smallest companies, having a median market capitalization of approximately $395 million, in the Russell 3000 Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 21, 2003 regarding the beneficial ownership of the Company’s Common Stock by (i) the Principal Shareholder (Maxco, Inc.), (ii) the only other beneficial owners of more than 5% of the Company’s outstanding stock that are known to the Company, (iii) each of the Company’s Directors, (iv) each of the Company’s Executive Officers listed in the Summary Compensation Table, above, and (v) all Officers and Directors of the Company as a group.

Amount and Nature of Beneficial Ownership

	Sole Voting and		Shared Voting and
	Investment Power		Investment Power		Percent
Maxco, Inc. 1118 Centennial Way Lansing, MI 48917	2,757,276	[1]			20.72%
State Street Bank and Trust Company as Trustee of the Textron Master Trust One Enterprise Drive North Quincy, MA 02171	1,844,475	[2]			12.61%
J.N. Hunter Industrial Boxboard Corporation 2249 Davis Court Hayward, California 94545	230,000	[3]	2,086,324	[3]	15.48%
John R. Kiely, III 17817 Davis Road Dundee, MI 48131	2,511,422	[4]	10,200		17.55%
P. Robert Klonoff 1631 North 201st Street Shoreline, WA 98133	205,534	[5]	797,219	[5]	7.44%
Charles J. Drake	2,341,125				18.32%
Max A. Coon	477,259	[6]			3.66%
Mark R. Doede	337,000	[7]			2.58%
Arthur D. Harmala	195,000	[8]			1.50%
Andrew Blowers	144,162	[9]			1.12%
Mark A. Michniewicz	135,000	[10]			1.05%
Vincent Shunsky	21,183		2,000		*
Samuel O. Mallory	28,000	[11]			*
William B. Wallace	0		0		*
All Directors and Officers as a Group (9 persons)	3,678,729	[12]	2,000		26.61%

* Beneficial ownership does not exceed 1%.

(1)	Includes warrants for the purchase of 516,671 shares of Integral Vision Stock held by Maxco.

(2)	Represents warrants for the purchase of Integral Vision Common Stock.

(3)	Includes warrants for the purchase of 2,181,324 shares of Integral Vision Common Stock, including warrants for the purchase of 150,000 shares held by Industrial Boxboard Corporation, of which Mr. Hunter and his spouse are the sole shareholders, and warrants for the purchase of 1,881,324 shares held by the corporation’s Employee Profit Sharing Plan, of which Mr. And Mrs. Hunter are the sole trustees. In addition, the corporation holds 4,000 shares of Integral Vision common stock and 51,000 shares are held by the Employee Profit Sharing Plan. The balance of the shares and warrants are held by Mr. Hunter in his IRA.

(4)	Includes warrants for the purchase of 2,472,822 shares of Integral Vision Common Stock, including warrants for the purchase of 680,082 shares held by a trust of which Mr. Kiely is the sole trustee.

(5)	Includes warrants for the purchase of 590,753 shares of Integral Vision Common Stock, including warrants for the purchase of 102,534 shares held by a trust of which Mr. Klonoff is the sole trustee, and a convertible note convertible into 100,000 shares.

(6)	Includes warrants for the purchase of 150,000 shares of Integral Vision stock held by Mr. Coon as custodian under the Uniform Transfers to Minors Act. Does not include shares of the Company held by Maxco, Inc., of which Mr. Coon is the President and Chairman of the Board and the owner of 31.8% of its common stock.

(7)	Includes 308,000 shares on which Mr. Doede holds options that he is eligible to exercise immediately or within the next 60 days.

(8)	Includes 193,000 shares on which Mr. Harmala holds that he is eligible to exercise immediately or within the next 60 days.

(9)	Includes 140,000 shares on which Mr. Blowers holds options that he is eligible to exercise immediately or within the next 60 days

(10)	Includes 135,000 shares on which Mr. Michniewicz holds options that he is eligible to exercise immediately or within the next 60 days

(11)	Includes 10,000 shares on which Dr. Mallory holds options which he is eligible to exercise.

(12)	Includes 786,000 shares on which five officers or directors hold options which they are eligible to exercise, and warrants for the purchase of 270,000 shares of Integral Vision Common Stock held by one officer.

PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Company proposes to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 31,000,000. The Company currently has 12,778,901 shares outstanding. The following table summarizes the number of shares which the Company is obligated to reserve for issuance under the Company’s employee stock option plans and for presently outstanding warrants for the purchase of common stock.

Shares Outstanding at 3-21-04	12,778,901
Shares Reserved for Outstanding Options	966,000
Shares Reserved for Outstanding Warrants	8,411,912

Total Committed Shares	22,156,813
Total Available Shares	2,843,187

The additional authorized shares that the Company is asking the shareholders to approve will afford the Company added flexibility in raising capital.

STOCK OPTION PLAN

          The Company proposes to adopt a new 2004 Stock Option Plan under which options to purchase one million (1,000,000) shares of the Company’s common stock may be granted to officers and other employees of the Company, and to non-employee directors, advisors and consultants who may be in a position to contribute materially to the welfare of the Company. Option recipients and the level of the award will be determined by the Compensation Committee of the Board of Directors on the basis of the recipient’s services and value to the Company. The 2004 Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options which do not qualify for such treatment. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of grant, have ten year terms and can have exercise restrictions established by the Compensation Committee. On March 22, 2004 the fair market value of the Company’s common stock was $1.55 per share.

          In the case of incentive stock options, there is no tax liability to the recipient upon either grant or exercise of the options. Upon sale of the security, the recipient is taxed at capital gains rates on the difference between the sales price and the amount paid for the option. There is no tax consequence to the Company with regard to issuance, exercise or sale of the options.

          At the time a nonqualified option is exercised, the option holder must recognize compensation income in the amount of the spread between the option price and the fair market value at date of exercise. The Company is entitled to a corresponding tax deduction.

          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of Rehmann Robson served the Company as its independent auditors for the year ended December 31, 2003. A representative of Rehmann Robson is expected to be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

          During the year ended December 31, 2003, Rehmann Robson billed the Company for its services as follows:

          Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year:

          $12,000

          Audit Related Fees. There were no such fees.

          Tax Fees. There were no such fees.

          Other Professional Services Fees. There were no such fees.

          The Audit Committee of the Company’s Board of Directors is of the opinion that the provision of services described above was compatible with maintaining the independence of Rehmann Robson. All services rendered to the Company by Rehmann Robson are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Rehmann Robson’s core work, which is the audit of the Company’s consolidated financial statements. The Company’s Board of Directors has accepted the recommendation of the Audit Committee that the Company retain the firm of Rehmann Robson to serve as the Company’s independent auditors for the year ended December 31, 2004.

          The firm of Moore Stephens Doeren Mayhew (“Doeren”) served the Company as its independent auditors for the year ended December 31, 2002. Doeren resigned following completion of its audit of the Company’s financial statements for the year ended December 31, 2002 based on its decision to terminate its engagements with any publicly owned companies. Doeren’s report on the Company’s financial statements for the prior years ended December 31, 2002 and December 31, 2001 was qualified as to uncertainty regarding the Company’s ability to continue as a going concern. The report did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to any other uncertainty or as to audit scope or accounting principles. In connection with the audits of the Company’s financial statements for each of the years in the two-year period ended December 31, 2002, there were no disagreements between the Company and Doeren on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Doeren, would have caused Doeren to make reference to the matter in its report. The Company provided Doeren with a copy of this disclosure and requested Doeren to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 19, 2003, was filed as Exhibit 16 to the Company’s Form 10-K for the year ended December 31, 2002, which was filed with the Commission.

          During the years ended December 31, 2002 and December 31, 2003, Doeren billed the Company for its services as follows:

          Audit Fees. For aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2001 and December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission during the year:

2002	$44,665
2003	$25,000

          Audit Related Fees. There were no such fees.

          Tax Fees. For the aggregate fees billed for services to the Company for tax compliance services.

2002	$4,500
2003	$7,000

          Other Professional Service Fees. There were no such fees.

SHAREHOLDER PROPOSALS

          Any proposals which Shareholders of the Company intend to present at the next annual meeting of the Company must be received at the Company by December 8, 2004, for inclusion in the Company’s proxy statement and proxy form for that meeting. Where a Shareholder making a proposal does not choose to seek to have such proposal included in the Company’s proxy materials, such proposal will not be considered timely for submission at the next Annual Meeting unless it is received by the Company by February 21, 2005, and in such case, the Company’s proxy will provide the management proxies with discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Proposals should be directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue, Farmington Hills, Michigan 48335.

DELIVERY TO SHAREHOLDERS SHARING AN ADDRESS

          Only one copy of this proxy statement is being delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of such shareholders. A separate copy of this proxy statement will be promptly delivered upon written or oral request of a shareholder at a shared address directed to the attention of Investor Relations at the offices of the Company, 38700 Grand River Avenue,

Farmington Hills, Michigan 48335, telephone 248-471-2660. Shareholders at a shared address who wish to receive multiple copies of the Company’s proxy statement in the future, or alternatively who are receiving multiple copies and wish to receive only a single copy, may direct their request to the forgoing address.

OTHER BUSINESS

          The Company's management knows of no other matters that may come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

          The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by use of the mails, officers and regular employees of the Company may solicit proxies by telephone or in person.

By Order of the Board of Directors

Max A. Coon Secretary

INTEGRAL VISION, INC.

Proxy solicited on behalf of the Board of Directors
for Annual Meeting of Shareholders
to be held May 6, 2004.

The undersigned hereby constitutes and appoints Max A. Coon and Charles J. Drake, and each or any of them, attorney and proxy for and in the names and stead of the undersigned, to vote all stock of Integral Vision, Inc. (Integral Vision) on all matters unless the contrary is indicated herein at the Annual Meeting of Shareholders to be held at the corporate offices, 38700 Grand River Avenue, Farmington Hills, Michigan on May 6, 2004, at 4:00 p.m. local time or at any adjournments thereof, according to the number of votes that the undersigned could vote if personally present at said meeting. The undersigned directs that this proxy be voted as follows on the reverse side.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

1.	ELECTION OF DIRECTORS

		For All	With-	For All
		Nominees	hold	Except
M. Coon	V. Shunsky
C. Drake	W. Wallace
S. Mallory

INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, mark the “For All Except” box and strike a line through the Name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.	AMENDMENT TO ARTICLES OF INCORPORATION

The Company is authorized to amend its articles of incorporation to increase the number of shares of common stock, which it is authorized to issue from 25,000,000 to 31,000,000.

For	Against	Abstain

3.	ADOPTION OF STOCK OPTION PLAN

The Company is authorized to adopt a Stock Option Plan to grant options on up to 1,000,000 shares of its common stock to officers and other employees of the Company, and to non-employee directors, advisors and consultants who may be in a position to contribute materially to the welfare of the Company.

For	Against	Abstain

4.	In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy. DATED:                             , 2004

Shareholder sign here	Co-owner sign here